©2013 Accretive Health Inc.51 Cowen and Company 35th Annual Health Care Conference March 2, 2015 Exhibit 99.1

©2013 Accretive Health Inc.52 Safe Harbor This presentation contains forward-looking statements, including the Company’s ability to continue to deliver value to its customers, to address hospitals’ increasingly complex challenges, and to complete its remaining 2014 filings and apply for stock exchange listing in the time frames indicated. All forward-looking statements contained in this press release involve risks and uncertainties. Our actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the possibility that our ongoing restatement could have unanticipated consequences and the factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on December 30, 2014, under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected. All forward-looking statements included in this presentation are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

©2013 Accretive Health Inc.53 1 Market Dynamics 2 The New Accretive Health 3 Differentiated Value Proposition 4 Positioned for Growth

©2013 Accretive Health Inc.54 Health systems will get larger with acquisitions across continuum of care • High performance networks will be new normal • Clinical-financial interdependency • Health systems will seek efficiency in both inpatient and physician RCM Healthcare Industry Dynamics Tremendous burden on health systems’ margins • Reimbursement continues to decline • Administrative and authorization denials will rise significantly Reimbursement complexity will increase, over 10 different payment frameworks possible • Fee for service alone is not an option • Up to 50% of volume on risk-based contracts in next 3-5 years • Hospitals’ infrastructure unprepared for VBR Maximize reimbursement Provider Priorities Reduce expenses Transition from fee-for-service to fee-for-value Integrate across the continuum Align clinical & financial incentives Industry Pressures 1 Market Dynamics

©2013 Accretive Health Inc.55 square4 Total US Healthcare expenditures are estimated to be $3 trillion in 2014 • Hospital costs are the largest portion, projected to grow to $1.1 trillion in 2016 square4 Complexity is driving revenue cycle costs higher square4 Operating margins will be under significant pressure square4 Revenue cycle becoming a priority, increase in outsourcing square4 Significant investments required for clinical integration and coordination RCM Market Opportunity Sources: CMS, Kaulkin Ginsberg, Revenue Cycle Management Outsourcing Industry Report, 2012, Moody’s Investor Services, American Hospital Association 1 Market Dynamics

©2013 Accretive Health Inc.56 Industry Transformation – Paying for Value & Outcomes Significant investment in new revenue cycle solutions is necessary to manage complexity 1 Market Dynamics

©2013 Accretive Health Inc.57 The Changing Reimbursement Landscape Notes FFS Revenue assumes reductions in the following: 1.75% productivity and pre-determined reduction to the annual market basket to hospital IP and OP prospective payment system, 3% readmission reduction, 2% readmission VBP, 2% Sequestration, 1% IP Hospital Acquired Conditions (HAC) Pierre L. Yong and LeighAnne Olsen; Roundtable on Evidence-Based Medicine; Institute of Medicine Value-based and administration cost trends are Accretive Health estimates. % o f N P R Fee-for-Service Revenue vs. At Risk Revenue FFS Revenue At Risk Revenue We expect Administrative Costs to increase by 100–300 basis points in the next 5 years % o f N P R Administrative Costs

©2013 Accretive Health Inc.58 Accretive Health Today 2The New Accretive Health

©2013 Accretive Health Inc.59 Value Proposition Delivering value to our customers in three ways A provider-centric end-to-end revenue cycle organization 3 Prepare for Value Based Reimbursement (VBR) 0 YR 1 YR 2 YR 3 YR 4 Reduce cost to collect revenue 1 2 Improve revenue collections 0% 100% 0 YR 1 YR 2 YR 3 YR 4 10-30% Reduction in Cost-to-collect > 4% Revenue Yield Improvement 2 The New Accretive Health Note: 10-30% reduction in cost to collect and >4% revenue yield improvement is based on average contract performance in the fourth year of a contract

©2013 Accretive Health Inc.510 Superior Performance = Results A proprietary framework is at the root of our disciplined and scalable end-to-end operating model 3 Differentiated Value Proposition

©2013 Accretive Health Inc.511 Integrated Technology And Service Portfolio Value Based Reimbursement Tools Span the Revenue Cycle Continuum Pre-Encounter Process Patient Scheduling, Registration and CRM Insurance Verification and Eligibility Pre-Authorization/ Pre-Certification Financial Counseling and Payment Management Mid Revenue Cycle / Point of Care Order Entry/Medical Coding & Transcription Claims Generation EDI/ Clearing House Post-Encounter Process Billing Follow-Up Adjudication/ Underpayments AHtoAnalytics, AHtoContract, Denial Prevention, AHtolink 3 Differentiated Value Proposition

©2013 Accretive Health Inc.512 Differentiated Model square4 Software and Services model leverages our proprietary technology; generates better outcomes than software or services in isolation square4 Flexible Technology Platformwhich supplements customers’ existing investments (i.e., Epic, Cerner, etc.) square4 Integrated RCM Solution addresses growing interdependency between clinical and financial reimbursement drivers square4 Shared Service Centers with domestic and offshore capabilities square4 Collaborative Partnership within the operating framework of our customers square4 Disciplined Operating Approachwith consistency in performance & outcomes square4 Win-win proposition: our success is aligned with customers square4 Easy Customer Decision: no up front costs, performance based fees Reduce cost to collect by 10 – 30% Increase revenue yield by >4% De-risk financial exposure in a complex reimbursement environment 3 Differentiated Value Proposition Note: 10-30% reduction in cost to collect and >4% revenue yield improvement is based on average contract performance in the fourth year of a contract

©2013 Accretive Health Inc.513 Positioned for Growth 4Positioned for Growth Accretive Health has the breadth and experience to address hospitals’ increasingly complex challenges Scalable Technology Infrastructure Solutions and infrastructure are geared to support expansion and innovation Proven Leadership New management team with strong track record of execution and growth Stable Customer Base Retained and renewed largest customers Customer Financial Incentive Solutions and measurable results do not require capital investment; cost to customer realized as % of actual cash improvement Infrastructure Positioned for Leverage Investments and operational improvements during the restatement

©2013 Accretive Health Inc.514 Peter Csapo Chief Financial Officer

©2013 Accretive Health Inc.515 Non-GAAP Measures Gross Cash Generated from Customer Contracting Activities GAAP revenue plus change in deferred customer billings Net Cash Generated from Customer Contracting Activities GAAP net income less interest, taxes, depreciation and amortization expense, share-based compensation, and one-time costs, plus change in deferred customer billings We use two non-GAAP measures to supplement GAAP measures

©2013 Accretive Health Inc.516 New Performance Metrics Replace Legacy Patented Best Possible Measurement Levers Uninsured Conversion Patient Cash Payer Cash Net Compliant Revenue Cost to Collect Operational Denials % AR > 90 Days Conversion Cash Self-Pay Bad Debt/Charity Patient Cash Residual Bad Debt/Charity Charge Capture Post-coding Quality Payroll Costs Non-Payroll Costs Output Metrics In-Process Metrics • Denials/Clean-Claim Rate • Follow-Up Backlog • Resolution Rate • % Collected Identified at Registration • Accurate Demographic Collection • Phone Call Connects (Pre-Collect) • FTE Trending by Department • Overtime Costs • Vendor Spend • Rules Enacted • Clinical Doc DRG Improvement • Transfer DRG • Screening Rate • Solution Identification Rate • Conversion to SponsorshipRate

©2013 Accretive Health Inc.517 Financial Outlook (non-GAAP) ($ in millions) 2014 2015 - updated Gross Cash Generated $223 - $233 $240 - $250 Cost of Services $160 - $170 $155 - $165 SG&A $55 - $65 $50 - $60 Net Cash Generated $5 - $10 $30 - $40 Capex $3.5 - $4.5 $12 - $16 Non-recurring costs $70 - $75 $6 - $9 Year-end Cash Balance $145.5

©2013 Accretive Health Inc.518 Post-Restatement Targeted Timeline 2014 SEC filings 1H 2015 Apply for stock exchange listing After becoming current with SEC filings 1Q 2015 10-Q filing ~July 2015 Annual shareholder meeting ~90 days after 2014 Form 10-K Ongoing Remediate internal control deficiencies

©2013 Accretive Health Inc.519 Thank You

©2013 Accretive Health Inc.520 APPENDIX

©2013 Accretive Health Inc.521 Use of Non-GAAP Financial Measures · In order to provide a more comprehensive understanding of the information used by Accretive Health’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release. These include gross and net cash generated from customer contracting activities, and adjusted EBITDA. · Gross cash generated from customer contracting activities reflects GAAP net services revenue and the change in deferred customer billings. Net cash generated from customer contracting activities reflects non-GAAP adjusted EBITDA and the change in deferred customer billings. · Adjusted EBITDA is defined as net income before net interest income, provision for income taxes, depreciation and amortization expense, share-based compensation and certain non-recurring, or one-time, items. The use of adjusted EBITDA to measure financial and operating performance is limited in that under GAAP, net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activities. As a result, the Company uses gross cash and net cash generated from customer contracting activities to better compare cash flows to operating performance. · Deferred customer billings include the portion of both invoiced net operating fees and cash collections related to incentive fees that, in each case, have not met the Company’s revenue recognition criteria. Deferred customer billings are included in the detail of the customer liabilities account in the consolidated balance sheet available on the Company’s Annual Report on Form 10-K. · Slide 23 presents a reconciliation of GAAP revenue to gross cash generated from customer contracting activities, and slide 24 presents a reconciliation of GAAP net income (loss), the most comparable GAAP measure, to adjusted EBITDA and net cash generated from customer contracting activities, in each case, for each of the periods indicated. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. · A reconciliation of the non-GAAP financial measures included in the Company’s outlook for the year ended December 31, 2014 appearing on slide 17 is not available without unreasonable efforts because the most directly comparable GAAP financial measures are dependent on the timing of revenue recognition which the Company is unable to predict.

©2013 Accretive Health Inc.522 Consolidated Statement of Operations Year ended December 31, 2013 2012 2011 (As restated) Revenue RCM net operating fees $ 224,937 $ 9,888 $ 34,923 RCM incentive fees 210,303 928 25,946 Other services 69,528 61,438 41,097 Net services revenue $ 504,768 $ 72,254 $ 101,966 Operating Expenses: Cost of services 186,752 188,666 158,715 Selling, general and administrative 79,951 67,750 63,268 Restatement and other nonrecurring costs 33,963 3,714 0 Total operating expenses 300,666 260,130 221,983 Operating income (loss) 204,102 (187,876) (120,017) Net interest income 330 141 26 Net income (loss) before provision for income taxes 204,432 (187,735) (119,991) Provision for income taxes 74,349 (67,995) (48,246) Net income (loss) 130,083 (119,740) (71,745) Net income (loss) per common share Basic $ 1.36 $ (1.21) $ (0.74) Diluted $ 1.34 $ (1.21) $ (0.74) Weighted average common shares outstanding Basic 95,687,940 98,602,099 96,964,661 Diluted 96,845,664 98,602,099 96,964,661 ($ in thousands, except per share data)

©2013 Accretive Health Inc.523 Reconciliation of GAAP revenue to Gross Cash Generated from Customer Contracting Activities ($ in thousands) Year ended December 31, Components of net services revenue: 2013 2012 2011 (As restated) RCM net operating fees (NOF) $ 224,937 $ 9,888 $ 34,923 RCM incentive fees (IF) 210,303 928 25,946 Other 69,528 61,438 41,097 Net services revenue (GAAP) 504,768 72,254 101,966 Change in deferred customer billings: Change in NOF deferred customer billings (118,484) 108,142 86,877 Change in IF deferred customer billings (134,643) 91,972 58,920 Gross cash generated from customer contracting activities: RCM net operating fees 106,453 118,030 121,800 RCM incentive fees 75,660 92,900 84,866 RCM Sub total 182,113 210,930 206,666 Other 69,528 61,438 41,097 Gross cash generated from customer contracting activities 251,641 272,368 247,763

©2013 Accretive Health Inc.524 Reconciliation of GAAP net income (loss) to Net Cash Generated from Customer Contracting Activities ($ in thousands) Year ended December 31, 2013 2012 2011 Net income (loss) $ 130,083 $ (119,740) $ (71,745) Net interest income (330) (141) (26) Provision for income taxes 74,349 (67,995) (48,246) Depreciation and amortization expense 6,823 6,355 4,862 Share-based compensation expense 23,801 25,298 25,186 Restatement and other costs 33,963 3,714 — Adjusted EBITDA 268,689 (152,509) (89,969) Change in deferred customer billings (253,127) 200,114 145,797 Net cash generated from customer contracting activities 15,562 47,605 55,828